Exhibit 99

For Immediate Release                  Contact:  Rick DeLisi
February 10, 2003         Director, Corporate Communications
Page 1 of 1                                   (703) 650-6550

 Atlantic Coast Airlines Holdings, Inc. Chairman and CEO to
       Present at Deutsche Banc Securities 2003 Global
                  Transportation Conference

Dulles, VA, (February 10, 2003) - Atlantic Coast Airlines Holdings, Inc. (ACA) (Nasdaq/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors and financial analysts during the Deutsche Banc Securities 2003 Global Transportation Conference being held in Naples. FL. The ACA presentation is scheduled to take place Wednesday, February 12, 2003 at approximately 11:20am Eastern.

A live audio-only webcast of the conference is being presented by the sponsors. It will be accessible through the following web address:

http://www.visualwebcaster.com/event.asp?id=11389

A recording of the ACA presentation will also be available at that same address for at least 30 days following the conference.

The slides that will accompany the ACA presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast Airlines corporate website:

www.atlanticcoast.com

ACA operates as United Express and Delta Connection in the Eastern and Midwestern United States, as well as Canada. The company has a fleet of 140 aircraft-including 110 regional jets-and offers approximately 850 daily departures, serving 84 destinations.

Atlantic Coast employs over 5,100 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.